Exhibit 4.7

FOURTH AMENDMENT TO AMENDED AND RESTATED

SECURITY AGREEMENT, PLEDGE AND INDENTURE OF TRUST

Reference is hereby made to that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997 (as the same may be amended, the “Subsidiary Security Agreement”), from World Acceptance Corporation of Alabama, World Acceptance Corporation of Missouri, World Finance Corporation of Georgia, World Finance Corporation of Louisiana, World Acceptance Corporation of Oklahoma, Inc., World Finance Corporation of South Carolina, World Finance Corporation of Tennessee, World Finance Corporation of Texas, WFC Limited Partnership, WFC of South Carolina, Inc., World Finance Corporation of Illinois, World Finance Corporation of New Mexico, World Finance Corporation of Kentucky, World Finance Corporation of Colorado, and WFC Services, Inc., a South Carolina corporation (the “Companies” and individually a “Company”) to Harris N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Subsidiary Security Agreement.

World and the holders of the Senior Notes have concurrently herewith entered into an Amended and Restated Revolving Credit Agreement, which continues to be secured by, among other things, the Collateral. The Companies and the Security Trustee now desire to amend the Subsidiary Security Agreement to reflect such change and to make certain other amendment to the Subsidiary Security Agreement as provided for herein.

SECTION 1.	AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Subsidiary Security Agreement shall be and is hereby amended as follows:

1.1. All references to the term “Revolving Credit Agreement” in the Subsidiary Security Agreement shall from and after the date hereof be deemed a reference to the Amended and Restated Revolving Credit Agreement dated as of July 20, 2005, by and among World, the financial institutions from time to time party thereto, as Banks, and Harris N.A., as Agent, as the same may from time to time hereafter be further amended or modified, including further amendments and restatements of the same in its entirety; and all references to the term “Senior Notes” and “Notes” in the Subsidiary Security Agreement shall from and after the date hereof be deemed a reference to the promissory notes issued from time to time pursuant to the Revolving Credit Agreement, including any and all promissory notes executed in substitution or replacement therefor or an extension or renewal thereof, in each case as the same may be amended or modified from time to time.

1.2. Section 2 of the Subsidiary Security Agreement shall be amended by striking the period appearing after Section 2.10 and inserting in its place a semicolon followed by the following phrase:

provided that, in the case of a lien and security interest on the voting stock or other similar voting equity interests of a corporation, limited liability company, partnership or other organization which is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (herein, a “Foreign Company”), if granting a security interest of more than 65% of the total combined voting stock or other voting equity interests of any such Foreign Company would cause adverse tax consequences to such Company, then such lien and security interest on the voting stock or other voting equity interests shall be limited to 65% of the total combined voting stock or other voting equity interests of such Foreign Company.

1.3. WFC Services, Inc., a Tennessee corporation (“WFC-TN”), an inactive dormant subsidiary of World, shall be removed as a Company party to the Subsidiary Security Agreement and as an Additional Guarantor under the Subsidiary Guaranty Agreement referred to therein.

SECTION 2.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Company hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Subsidiary Security Agreement, each and all of which shall be applicable to all of the properties, rights, interests and privileges subject to the lien of the Subsidiary Security Agreement after giving effect to this Amendment. Each Company hereby certifies that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists under the Subsidiary Security Agreement after giving effect to this Amendment.

SECTION 3.	MISCELLANEOUS.

3.1. No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Subsidiary Security Agreement, any reference in any of such to the Subsidiary Security Agreement to be deemed to reference to the Subsidiary Security Agreement as modified hereby.

3.2. Except as specifically modified hereby, all the terms and conditions of the Subsidiary Security Agreement shall stand and remain unchanged and in full force and effect.

3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the laws of the State of South Carolina.

[SIGNATURE PAGES TO FOLLOW]

This Fourth Amendment to Amended and Restated Security Agreement, Pledge and Indenture of Trust is dated as of July 20, 2005.

WORLD ACCEPTANCE CORPORATION OF ALABAMA
WORLD ACCEPTANCE CORPORATION OF MISSOURI
WORLD FINANCE CORPORATION OF GEORGIA
WORLD FINANCE CORPORATION OF LOUISIANA
WORLD ACCEPTANCE CORPORATION OF OKLAHOMA, INC.
WORLD FINANCE CORPORATION OF SOUTH CAROLINA
WORLD FINANCE CORPORATION OF TENNESSEE
WFC OF SOUTH CAROLINA, INC.
WORLD FINANCE CORPORATION OF ILLINOIS
WORLD FINANCE CORPORATION OF NEW MEXICO
WORLD FINANCE CORPORATION OF KENTUCKY
WORLD FINANCE CORPORATION OF COLORADO
WFC SERVICES, INC., a South Carolina corporation

By
A. Alexander McLean III
Its Executive Vice President

WFC LIMITED PARTNERSHIP

By	WFC of South Carolina, Inc., as sole general partner

By
A. Alexander McLean III
Its Executive Vice President

WORLD FINANCE CORPORATION OF TEXAS

By
Charles F. Gardner, Jr.
Its President

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee

By
Name
Title

NOTEHOLDERS’ CONSENT

Pursuant to Section 9.2 of the Subsidiary Security Agreement, the undersigned Noteholders hereby consent to the Fourth Amendment to Amended and Restated Security Agreement, Pledge and Indenture of Trust, and direct the Security Trustee to execute such Amendment. Without limiting the foregoing, each of the undersigned Noteholders agrees to release WFC Services, Inc., a Tennessee corporation, as a Company under the Subsidiary Security Agreement and as an Additional Guarantor under the Subsidiary Guaranty Agreement referred to therein.

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee

By
Its

JPMORGAN CHASE BANK, N.A.

By
Its

LASALLE BANK NATIONAL ASSOCIATION

By
Its

HIBERNIA NATIONAL BANK

By
Its

WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

By
Its

CAROLINA FIRST BANK

By
Its